As filed with the Securities and Exchange Commission on November 8, 2005

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

___________________________________

TEMPLE-INLAND INC.

(Exact name of registrant as specified in its charter)

Delaware	75-1903917
(State or other jurisdiction of	(IRS Employer Identification No.)

incorporation or organization)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices, including Zip code)

TEMPLE-INLAND

SAVINGS AND RETIREMENT PLAN

(Full title of the plan)

J. BRADLEY JOHNSTON, ESQ.

Temple-Inland Inc.

1300 MoPac Expressway South

Austin, Texas 78746

(512) 434-5800

(Name, address, and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value (1)	2,250,000 (2)	$36.60(2)	$82,350,000(2)	$9,692.60

(1)

Including the related Preferred Stock Purchase Rights issued or to be issued in the amount of one-half right per share pursuant to the Rights Agreement, dated February 20, 1999, between Temple-Inland Inc. and EquiServe Trust Company, N.A., as successor to First Chicago Trust Company of New York, as Rights Agent.

(2)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended , solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices for shares of the Registrant’s Common Stock on November 4, 2005, on the New York Stock Exchange.

The Index to Exhibits appears on page 5.	Page 1 of 11 pages

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 to register the issuance of 2,250,000 additional shares of Common Stock that may be issued under the Temple-Inland Savings and Retirement Plan. The contents of Temple-Inland Inc.'s Registration Statement on Form S-8, File No. 33-43802, filed November 6, 1991 (the "Registration Statement") related to the Temple-Inland Savings and Retirement Plan are incorporated herein by reference as if fully set forth herein.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Temple-Inland Inc. (“Temple-Inland”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated herein by reference and shall be deemed a part hereof:

•	Annual Report on Form 10-K for the year ended January 1, 2005;
•	Quarterly Report on Form 10-Q for the quarter ended April 2, 2005;
•	Quarterly Report on Form 10-Q for the quarter ended July 2, 2005;
•	Quarterly Report on Form 10-Q for the quarter ended October 1, 2005;
•

Proxy Statement prepared in connection with the annual meeting of stockholders held May 6, 2005, excluding the Report of the Compensation Committee on Executive Compensation on pages 13 through 15 thereof, the Performance Graph on page 21 thereof, and the Report of the Audit Committee on page 22 thereof;

•	The Current Reports on Form 8-K filed by Temple-Inland with the Commission on the following dates:
•	February 4, 2005;
•	February 8, 2005;
•	February 11, 2005;
•	February 18, 2005;
•	February 18, 2005 (as amended on March 11, 2005);
•	March 24, 2005;
•	May 10, 2005;
•	May 17, 2005;
•	August 1, 2005;
•	August 5, 2005; and
•	November 7, 2005
•

The description of Temple-Inland’s common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A filed with the Commission on December 7, 1983, which incorporates by reference the description of Temple-Inland’s common stock contained in the Registration Statement on Form S-1 (No. 33-7091) under the heading “Description of Common Stock,” including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Temple-Inland with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

The opinion as to the validity of the shares of Common Stock, the issuance of which is being registered hereby, is being given by J. Bradley Johnston, Esq., who is the General Counsel of Temple-Inland. As of November 4, 2005, Mr. Johnston was deemed to be the beneficial owner of 61,742 shares of the Common Stock (including options exercisable within 60 days).

Item 8.	Exhibits.

Exhibit Number		Exhibit
4.01	--	Certificate of Incorporation of Temple-Inland (1), as amended effective May 4, 1987 (2), as amended effective May 4, 1990 (3)
4.02	--	By-laws of the Company as amended and restated May 2, 2002(4)
4.03	--	Form of Specimen Common Stock Certificate of the Company(5)
4.04	--	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, dated February 16, 1989(6)
4.05	--	Rights Agreement, dated February 20, 1999, between the Company and First Chicago Trust Company of New York, as Rights Agent(7)
5.01	--	Opinion of J. Bradley Johnston, Esq., General Counsel of the Registrant, as to validity of Common Stock being registered (8)
23.01	--	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP) (8)
23.02	--	Consent of Attorneys (J. Bradley Johnston, Esq.) (included in his opinion filed as Exhibit 5.01) (8)
24.01	--	Powers of Attorney for Directors (8)

________________________

(1)	Incorporated by reference to Registration Statement No. 2-87570 on Form S-1 filed by Temple-Inland with the Commission.
(2)	Incorporated by reference to Post-Effective Amendment No. 2 to the Registration Statement No. 2-88202 on Form S-8 filed by Temple-Inland with the Commission.
(3)	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement No. 33-25650 on Form S-8 filed by Temple-Inland with the Commission.
(4)	Incorporated by reference to the Company’s Form 10-Q for the period ended September 28, 2002.
(5)	Incorporated by reference to the indicated Exhibit filed with Registration Statement No. 33-27286 on Form S-8 filed by Temple-Inland with the Commission.
(6)	Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed by Temple-Inland with the Commission.
(7)	Incorporated by reference to the Registration Statement on Form 8A, filed by Temple-Inland with the Commission on February 19, 1999.
(8)	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 8th day of November 2005.

TEMPLE-INLAND INC.
(Registrant)

By: /s/ Kenneth M. Jastrow, II
Kenneth M. Jastrow, II
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Kenneth M. Jastrow, II	Director, Chairman of the Board, and Chief Executive Officer	November 8, 2005
Kenneth M. Jastrow, II
/s/ Randall D. Levy	Chief Financial Officer	November 8, 2005
Randall D. Levy
/s/ Louis R. Brill	Vice President and Chief Accounting Officer	November 8, 2005
Louis R. Brill
*	Director	November 8, 2005
Afsaneh Mashayekhi Beschloss
*	Director	November 8, 2005
Donald M. Carlton
*	Director	November 8, 2005
Cassandra C. Carr
*	Director	November 8, 2005
E. Linn Draper, Jr.
*	Director	November 8, 2005
Larry R. Faulkner
*	Director	November 8, 2005
James T. Hackett
*	Director	November 8, 2005
Jeffrey M. Heller
*	Director	November 8, 2005
James A. Johnson
*	Director	November 8, 2005
W. Allen Reed
*	Director	November 8, 2005
Arthur Temple III
*	Director	November 8, 2005
Larry E. Temple
* By: /s/ Leslie K. O'Neal
Leslie K. O'Neal, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.
5.01	Opinion of J. Bradley Johnston, Esq.	6
23.01	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)	8
23.02	Consent of Attorney (included in the opinion filed as Exhibit 5.01)	NA
24.01	Power of Attorney for Directors	10

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